UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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 ENERPAC TOOL GROUP CORP.

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ENERPAC TOOL GROUP CORP.
N86W12500 Westbrook Crossing
Menomonee Falls, Wisconsin 53051
(262) 293-1500

Supplemental disclosure regarding Mr. E. James Ferland Jr.’s relationship with an affiliate of a tax advisor to the Company

This Amendment No. 1 supplements and amends the definitive proxy statement on Schedule 14A filed by Enerpac Tool Group Corp. (the “Company”) with the Securities and Exchange Commission on December 4, 2020 (the “Proxy Statement”).

The sole purpose of this Amendment No. 1 is to update the Company’s disclosure regarding Mr. E. James Ferland Jr.’s relationship with an affiliate of a tax advisor to the Company, which appears on page 20 of the Proxy Statement in the “Certain Relationships and Related-Person Transactions” section of the Company’s Corporate Governance Matters disclosures. The second bullet-pointed item is amended and restated to read in its entirety as follows:

•Mr. Ferland’s daughter joined the Deloitte Government & Public Services business in Arlington, Virginia, in an entry-level position in August 2020. She is employed in that business as an information technology analyst. The Company does no business with the Deloitte Government & Public Services business nor has it engaged a Deloitte member firm for information technology services in at least three years.

Deloitte Tax LLP and other independent member firms of the Deloitte network, such as in China and several other countries, have provided tax, expatriate and other related advice to the Company for many years preceding Mr. Ferland joining the Company’s Board of Directors. In fiscal 2020, the Company paid those Deloitte members approximately $1.2 million. This amount exceeded amounts paid in prior years due to Deloitte’s tax-related advice to the Company in connection with the Company’s divestiture of its EC&S segment completed on October 31, 2019. In the three fiscal years prior to fiscal 2020, annual Company payments to Deloitte for tax, expatriate and related services averaged approximately $400,000.

The decision to engage Deloitte for these services is made by the management of the Company. Deloitte is not the Company’s independent auditor, and Mr. Ferland and the Board of Directors do not participate in or influence any decisions regarding the Company’s engagement of Deloitte.

The Board has carefully evaluated the relationship between the Company and Deloitte and its relevant member entities and has determined that Mr. Ferland’s daughter’s employment with Deloitte Government & Public Services does not interfere with the exercise of Mr. Ferland’s independent judgment.

This material is first being released to stockholders on or about January 7, 2021 and should be read together with the Proxy Statement.